CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference, in the Registration Statement #333-65303 on Form S-3 and the Registration Statement #333-39327 on Form S-8, of our report dated February 25, 1999 (except as to Note 14 which is dated March 4, 1999) which appears on page F-2 of the annual report on Form 10-KSB of Compu-DAWN, Inc. for the year ended December 31, 1998.


                                                  /s/ Lazar Levine & Felix LLP
                                                  ----------------------------
                                                    LAZAR LEVINE & FELIX LLP

New York, New York
March 26, 1999


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